UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1 to Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2017

SHIRE PLC
(Exact name of registrant as specified in its charter)

Jersey, Channel Islands	0-29630	98-0601486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Block 2

Miesian Plaza

50-58 Baggot Street Lower

Dublin 2

Republic of Ireland
(Address of principal executive offices)

Registrant’s telephone number, including area code: +353 1 609 6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

Shire plc (“Shire”) hereby amends the Current Report on Form 8-K filed by Shire on November 24, 2017 in order to include further detail on certain compensatory arrangements for Thomas Dittrich that are required by Item 5.02(c) of Form 8-K . Except as described above and below, all other information in Shire’s Form 8-K filed on November 24, 2017 remains unchanged.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On November 20, 2017, Shire announced that Thomas Dittrich (54) will join Shire as Chief Financial Officer (“CFO”) of Shire. Mr. Dittrich will receive an annual equity grant on May 1, 2018 under Shire’s Long Term Incentive Plan (“LTIP”), with a maximum face value of 357% of his annual base salary, subject to customary terms applicable to members of the Executive Committee. The award will comprise 100% Performance Share Units (PSUs) and will vest after three years subject to the Company’s 2018 performance conditions being satisfied, with no consideration payable. An additional two year post vesting holding period will also apply.

In addition, Mr. Dittrich will be granted a replacement equity award to compensate him for partial forfeiture of his 2016 LTIP award from his previous employment. The replacement equity award was granted on March 29, 2018, with a maximum face value of CHF 333,333. The award will comprise 100% PSUs and will vest after three years subject to the Company’s 2018 performance conditions being satisfied, with no consideration payable. No other replacement awards or payments will be made to Mr. Dittrich.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits. The following exhibit is filed herewith:

99.1       Press Release dated April 3, 2018

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated April 3, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shire plc

By:	/s/ W R Mordan
	Name:	Bill Mordan
	Title:	Company Secretary

Date: April 3, 2018